Calculation of Filing Fee Tables
F-10
STANDARD LITHIUM LTD.
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common shares, without par value	457(o)
		Equity	Preferred shares, without par value	457(o)
		Debt	Debt securities	457(o)
		Other	Subscription receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,000,000,000.00	0.0001531	$ 153,100.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,000,000,000.00		$ 153,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,040.26
			Net Fee Due:						$ 131,059.74
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, and units of Standard Lithium Ltd. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $1,000,000,000 (or its equivalent in any other currency used to denominate the securities). The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The Registrant previously paid $27,275 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-259442) filed on September 10, 2021 (the "2021 Registration Statement"), pertaining to the registration of $250,000,000 of securities of the Registrant, of which $27,275 remained unutilized and was used to offset the total filing fee required of $27,550 (the Registrant transferred funds of $275 and used available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-273462) filed on July 27, 2023 (the "2023 Registration Statement"), pertaining to the registration of $250,000,000 of securities of the Registrant, of which $22,040.26 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $153,100, taking into consideration the available offset of $22,040.26 from the 2023 Registration Statement, the Registrant has accordingly transmitted $131,059.74 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Standard Lithium Ltd.	F-10	333-273462	07/27/2023		$ 22,040.26	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 200,002,393.00
Fee Offset Sources	2	Standard Lithium Ltd.	F-10	333-273462		07/27/2023						$ 275.00
Fee Offset Sources		Standard Lithium Ltd.	F-10	333-259442		09/10/2021						$ 21,765.26
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement and the 2023 Registration Statement. As the total filing fee required for this registration statement is $153,100, taking into consideration the available offset of $22,040.26 from the 2023 Registration Statement, the Registrant has accordingly transmitted $131,059.74 otherwise due for this Registration Statement.

Offset Note
[2]	The Registrant previously paid $27,275 in registration fees with respect to the 2021 Registration Statement, of which $27,275 remained unutilized and was used to offset the total filing fee required for the 2023 Registration Statement. The Registrant previously paid $27,550 in registration fees (the Registrant transferred funds of $275 and used available offset for the remainder of the fee) with respect to the 2023 Registration Statement, of which $22,040.26 remains unutilized ($27,275 of which was originally paid as part of the payment of the 2021 Registration Statement filing fees) and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The fee payment made with the 2021 Registration Statement was $27,275 and the contemporaneous fee payment made with the 2023 Registration Statement was $275.